Exhibit 99.1

RAPT Therapeutics Reports Second Quarter 2025 Financial Results

SOUTH SAN FRANCISCO, Calif. – August 7, 2025 – RAPT Therapeutics, Inc. (Nasdaq: RAPT) (“RAPT” or the “Company”), a clinical-stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing novel therapies for patients living with inflammatory and immunological diseases, today reported financial results for the second quarter and six months ended June 30, 2025.

“The first half of 2025 has been productive, with several key achievements setting the stage for important catalysts anticipated in the second half of the year,” said Brian Wong, President and CEO of RAPT. “We strengthened our team with the addition of Jessica Savage, an experienced drug developer in the food allergy space, and our board of directors with the appointments of industry veterans Drs. Scott Braunstein and Ashley Dombkowski. We have been focused on execution and as we enter the second half of the year we remain on track to initiate our Phase 2b trial of RPT904 in food allergy later this year. We also remain on track with our partner, Jemincare, to report topline results from Jemincare’s Phase 2 trials of RPT904 in CSU and asthma in the second half of this year. Lastly, we continue to advance our next-generation CCR4 pipeline and we see the diversity of our pipeline as a differentiating strength.”

Financial Results for the Second Quarter and Six Months Ended June 30, 2025

Please note: All share amounts and per share amounts in this press release have been adjusted to reflect the 1-for-8 reverse split of the Company's common stock, effected on June 16, 2025.

Second Quarter Ended June 30, 2025

Net loss for the second quarter of 2025 was $17.6 million, compared to $27.7 million for the second quarter of 2024.

Research and development expenses for the second quarter of 2025 were $12.3 million, compared to $22.6 million for the second quarter of 2024. The decrease in research and development expenses was primarily due to decreases in costs related to development of zelnecirnon and tivumecirnon, personnel, lab supplies, non-cash stock-based compensation and facilities, partially offset by increases in costs related to development of RPT904 and early-stage programs.

General and administrative expenses for the second quarter of 2025 were $7.2 million, compared to $6.7 million for the same period in 2024. The increase in general and administrative expenses was primarily due to increases in consulting costs and facilities costs.

Six Months Ended June 30, 2025

Net loss for the six months ended June 30, 2025 was $34.8 million, compared to $58.2 million for the second quarter of 2024.

Research and development expenses for the six months ended June 30, 2025 were $24.4 million, compared to $47.4 million for the same period in 2024. The decrease in research and development expenses was primarily due to decreases in costs related to development of zelnecirnon and tivumecirnon, personnel, lab supplies, non-cash stock-based compensation and facilities, partially offset by increases in costs related to development of RPT904 and early-stage programs.

General and administrative expenses for each of the six months ended June 30, 2025 and 2024 were $14.4 million. General and administrative expenses were flat primarily due to decreased costs for personnel offset by increases in facilities costs.

As of June 30, 2025, the Company had cash and cash equivalents and marketable securities of $168.9 million.

About RAPT Therapeutics, Inc.

RAPT is a clinical-stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing novel therapies for patients living with inflammatory and immunological diseases. Utilizing our deep and proprietary expertise in immunology, we develop novel therapies that are designed to modulate the critical immune responses underlying these diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimates,” “expects,” “look forward,” “plans,” “potential” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the timing of the initiation of or data from clinical trials, expectations concerning our partnership with Jemincare, the development of our pipeline and other statements that are not historical fact. Many factors may cause differences between current expectations and actual results, including unexpected or unfavorable safety or efficacy data observed during clinical studies, preliminary data and trends that may not be predictive of future data or results or that may not demonstrate safety or efficacy or lead to regulatory approval, our reliance on our partners and other third parties, clinical trial site activation or enrollment rates that are lower than expected, unanticipated or greater than anticipated impacts or delays due to macroeconomic and geopolitical conditions (including the long-term impacts of ongoing overseas conflicts, tariffs and trade tensions, fluctuations in inflation and interest rates and other economic uncertainty), changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process and the sufficiency of RAPT’s cash resources. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2025 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

RAPT Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com

RAPT Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

RAPT THERAPEUTICS INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share per share data)

(Unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$12,340	$22,640	$24,382	$47,421
General and administrative	7,195	6,690	14,418	14,427
Total operating expenses	19,535	29,330	38,800	61,848
Loss from operations	(19,535)	(29,330)	(38,800)	(61,848)
Other income, net	1,892	1,667	3,992	3,664
Net loss	$(17,643)	$(27,663)	$(34,808)	$(58,184)
Other comprehensive loss:
Unrealized loss on marketable securities	(19)	(37)	(34)	(150)
Total comprehensive loss	$(17,662)	$(27,700)	$(34,842)	$(58,334)
Net loss per share, basic and diluted	$(0.65)	$(5.69)	$(1.29)	$(12.01)
Weighted average number of shares used in computing net loss per share, basic and diluted	26,949,752	4,858,345	26,938,008	4,843,527

RAPT THERAPEUTICS, INC.

BALANCE SHEETS

(In thousands)

	June 30, 2025	December 31, 2024
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$41,886	$169,735
Marketable securities	127,061	61,320
Prepaid expenses and other current assets	3,912	4,181
Total current assets	172,859	235,236
Property and equipment, net	970	1,367
Operating lease right-of-use assets	2,308	3,333
Other assets	2,273	389
Total assets	$178,410	$240,325
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,189	$1,275
Accrued expenses	6,583	9,597
License fees payable	—	35,000
Operating lease liabilities, current	2,205	2,422
Other current liabilities	66	57
Total current liabilities	13,043	48,351
Operating lease liabilities, non-current	959	2,070
Total liabilities	14,002	50,421
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	813,734	804,388
Accumulated other comprehensive income	16	50
Accumulated deficit	(649,355)	(614,547)
Total stockholders’ equity	164,408	189,904
Total liabilities and stockholders’ equity	$178,410	$240,325

(1)
The balance sheet for December 31, 2024 has been derived from audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.